Enhance Skin Products Inc. announces a strategic collaboration with Integumen Limited and Asset Sale

October 4, 2016. Enhance Skin Products Inc., (OTCBB: EHSK) is pleased to make the following announcement:

Signature of Asset Purchase Agreement

Enhance Skin Products Inc., a pioneer in hyaluronan (“HA“) research and development for deep hydration of the skin, announces that it has entered into a conditional Asset Purchase Agreement (“APA“) with Integumen Limited (“Integumen“) under which it will sell substantially all of the Company’s assets under a plan of reorganization. The consideration payable under the APA is a sum equal to £3,030,000 ($3,939,000), subject to adjustment depending on the level of Enhance’ s current liabilities as at completion. The consideration is comprised of £2,715,000 ($3,529,500 ), subject to any adjustment under the APA and less all sums due and owing under the note owing from the Company to Integumen , to be settled by the allotment of ordinary shares of Integumen at a price of £1 per share at par credited as fully paid, and the assumption of certain liabilities of the Company up to the value of £315,000 ($409,500).

The APA is subject to shareholder approval and the company complying with all applicable state and federal law related to such sale.

On October 4, 2016 Venn Life Sciences (AIM: VENN), a United Kingdom Contract Research Organisation providing drug development, clinical trial management and resourcing solutions to pharmaceutical, biotechnology and medical device clients, announced that its wholly owned subsidiary, Venn Life Sciences Limited, has entered into a conditional agreement with Integumen under which it and Lynchwood Nominees Limited, as custodian for the Helium Rising Stars Fund would sell the entire issued share capital of Innovenn UK Limited (“Innovenn“), for a total consideration of up to £4.7 million.

The consideration for Innovenn has been agreed at £4,740,000, subject to adjustment depending on the level of Innovenn’s current liabilities as at completion. Part of the consideration for the Sale will be settled by the assumption by Integumen of £146,032 of Innovenn’s debt, with the balance of £4,593,968 being settled by the allotment of ordinary shares of £1.00 each in the capital of Integumen at par credited as fully paid. The Innovenn sale is subject to the approval of the shareholders of VennInnovenn was founded by Venn in 2014 as an innovation vehicle dedicated to the development and marketing of healthcare products and technologies. Innovenn acquired Labskin, a living skin model, and an anti-acne formulation and since acquisition has invested in the further development and commercialisation of these assets.

Integumen Limited was established on May 28, 2016 for the purpose of building a business in the area of Human Surface Science. Integumen plans to acquire the business of Innovenn, Enhance and complementary businesses in the areas of Skin Science, Oral-health and Wound-care. The acquisition of Innovenn and other businesses is to be completed by way of the issue of new shares in Integumen. Integumen plans to seek admission of its shares to trading on AIM and plans to raise capital to fund the future development and commercialisation of the technology portfolio. Integumen has appointed advisors in this regard. Prior to a potential listing and fundraise Integumen will fund its activities out of existing cash reserves and a bank loan facility for €1m which Venn currently guarantees.

In addition to the acquisition of Innovenn, Integumen is in the process of acquiring three additional businesses. The first of these transactions is the acquisition of the Enhance business.

In addition to Innovenn and the Enhance asset purchase, Integumen has agreed terms to acquire a European based Oralhealth company. The purchase is to be by way of a purchase of shares and Integumen is targeting the completion of this transaction in the coming weeks. The target currently has an oral hygiene product in the market place with international distribution.

Finally, Integumen intends to complete the acquisition of a woundcare business with products in development in the areas of wound diagnostics and infection control. This acquisition is to be completed by way of a purchase of shares and Integumen expects to complete this transaction in the coming days.

On completion of the aforementioned transactions, Integumen would have a portfolio of intellectual property and products across four complementary healthcare sectors.

On completion of all four transactions Venn and Enhance would own approximately 30% and 24%, respectively, of the equity of the combined businesses, subject to any adjustments under the APA.

Although the Board understands that Integumen intends to enter into the above transactions there is no guarantee that all or any of these will be completed.

The UK Pound Sterling (£) amounts have been converted into US dollars at the closing US$/£ sterling interbank spot rate on September 30, 2016 of 1.3 for the convenience of readers.

Donald Nicholson, Enhance’s President & CEO stated that “ we are delighted to have entered into this strategic collaboration with Integumen Limited. The combined businesses should benefit from: diversified risk; existing sales of products and services; “cross-franchise“ opportunities to incorporate patented technologies into new products; access to a wider range of core skills (including marketing, development and formulation) and critical mass for enhanced access to capital.“

Declan Service, Integumen’s CEO stated “ we see Enhance’s Visible Youth™ assets as a key component of the Integumen Group. The consolidation of branded products at different stages of commercialization, within a niche range of commercial markets should enable the combined group to build a sustainable business focused on the consumer and professional OTC healthcare markets“.

Visible Youth™

The Visible Youth ™ consumer and professional skincare lines are based on a patented synergistic combination of Hyaluronic Acid and bioactive glass micro particles created by one of the world’s leading authority in hyaluronic technologies. The brand has a pharmaceutical, research driven heritage based on over 30 years of pioneering research.

The Visible Youth™ skin care lines only utilize high purity, medical-grade HA of a specific combination of grade, purity and molecular size to provide optimum hydration and targeted dermal delivery. HA is a known anti-oxidant with moisturising, anti-wrinkle and dermal delivery properties. Bioactive glass micro particles have established strong anti-oxidant, anti-redness, anti-wrinkle, mineral enhancement properties and have strong anti-inflammatory activity. The patented HA Bioglass combination is unique to Enhance. The Visible Youth formulations also include additional naturally derived ingredients specific to each skin care need.

Intellectual Property

Base patents for a stable cosmetic composition of HA and bioactive glass have been granted to Enhance in the USA, Australia, New Zealand, China and Japan. We are in final stages of patent prosecution in the European Union and Canada. The Company has also filed an International patent application for the use of HA and bioactive glass to enhance and extend the anti-wrinkle effects of cosmetic treatments associated with aesthetic injectables such as Botox (botulinum toxin) and cosmetic dermal fillers. The Visible Youth Trademark has been granted in USA, EU, Canada, France, Japan & Switzerland. A trademark application is currently in process in China.

Certain statements contained in this document include “forward-looking statements“ within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are usually accompanied by words such as “anticipate,“ “believe,“ “estimate,“ “may,“ “intend,“ “expect“, “potential“ and similar expressions. EHSK’s actual results could differ materially from its historical results or from results implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results implied by the forward-looking statements. Such factors include, but are not limited to, the risks and uncertainties identified by EHSK under the headings “Risk Factors“ in its filings with the SEC. Forward-looking statements may also include, but are not limited to, statements about its funding activities, the current and future economic environment affecting EHSK and the markets it serves; the timely development, production and acceptance of new products and services; the timely grant of patents, the ability to attract development and marketing partners, sources of revenue and anticipated revenue, including the contribution from the growth of new products, services and markets; plans for future products and services and for enhancements to existing products and services; EHSK’s ability to attract or retain customers; the outcome of any existing or future litigation; and EHSK’s ability to increase its productivity and capacity. Undue reliance should not be placed on any of EHSK’s forward-looking statements. Except as required by law, EHSK undertakes no obligation to update or announce any revisions to its forward-looking statements, whether as a result of new information, future events or otherwise.

*Botox® is a registered trademark of Actavis (formerly Allergan Inc.).

For your information:

Enhance Skin Products Inc.

50 West Liberty Street,

Suite 880,

Reno,Nevada 89501

www.visibleyouth.com

Tel: 416-306-2493